Exhibit 99.1
Investor Relations Contact
Mike Saviage
Adobe
408-536-4416
ir@adobe.com
Public Relations Contact
Edie Kissko
Adobe
408-536-3034
kissko@adobe.com

FOR IMMEDIATE RELEASE
Adobe Reports Record Revenue
Q3 FY2015 Results Driven by Record Adobe Marketing Cloud Revenue and Strong Creative Cloud Adoption
SAN JOSE, Calif. - Sept. 17, 2015 - Adobe (Nasdaq:ADBE) today reported financial results for its third quarter fiscal year 2015 ended Aug. 28, 2015.
Quarterly Financial Highlights

•	Adobe achieved record quarterly revenue of $1.22 billion, representing year-over-year growth of 21 percent.

•	Digital Media Annualized Recurring Revenue (“ARR”) grew to $2.65 billion exiting the quarter, driven by strong sequential growth in Creative ARR of $262 million.

•	Adobe Marketing Cloud achieved record revenue of $368 million, representing year-over-year growth of 27 percent.

•	Diluted earnings per share were $0.34 on a GAAP-basis, and $0.54 on a non-GAAP basis.

•	Year-over-year, operating income grew 232 percent and net income grew 290 percent on a GAAP-basis; operating income grew 90 percent and net income grew 96 percent on a non-GAAP basis.

•	Cash flow from operations was $360 million, and deferred revenue grew to a record $1.31 billion.

•	The company repurchased approximately 1.6 million shares during the quarter, returning $132 million of cash to stockholders.
A reconciliation between GAAP and non-GAAP results is provided at the end of this press release and on Adobe’s website.
Executive Quotes
"Our execution and momentum continued in Q3, resulting in record quarterly revenue with outstanding profit and earnings growth," said Shantanu Narayen, Adobe president and chief executive officer. "Content and data are the currency of business today. Adobe's industry-leading Creative Cloud, Adobe Document Cloud and Adobe Marketing Cloud solutions let customers deliver more valuable, personalized experiences that drive greater business impact.”
“Our record Q3 financial results set us up for a strong fiscal 2015,” said Mark Garrett, Adobe executive vice president and chief financial officer. “Our recurring revenue has reached 73 percent of total revenue, providing a strong foundation for long-term growth.”
Adobe to Webcast Earnings Conference Call
Adobe will webcast its third quarter fiscal year 2015 earnings conference call today at 2:00 p.m. Pacific Time from its investor relations website: www.adobe.com/ADBE. Earnings documents, including Adobe management’s prepared conference call remarks with slides, financial targets and an investor datasheet are posted to Adobe’s investor relations website in advance of the conference call for reference. A reconciliation between GAAP and non-GAAP earnings results and financial targets is also provided on the website.

Forward-Looking Statements Disclosure
This press release contains forward-looking statements, including those related to business momentum, product adoption and innovation, recurring revenue and revenue, all of which involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure to develop, market and distribute products and services that meet customer requirements, introduction of new products and business models by competitors, failure to successfully manage transitions to new business models and markets, fluctuations in subscription renewal rates, risks associated with cyber-attacks and information security, potential interruptions or delays in hosted services provided by us or third parties, uncertainty in economic conditions and the financial markets, and failure to realize the anticipated benefits of past or future acquisitions.
For a discussion of these and other risks and uncertainties, please refer to Adobe’s Annual Report on Form 10-K for our fiscal year 2014 ended Nov. 28, 2014, and Adobe's Quarterly Reports on Form 10-Q issued in fiscal year 2015.
The financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in Adobe’s Quarterly Report on Form 10-Q for our quarter ended Aug. 28, 2015, which Adobe expects to file in Sept. 2015.
Adobe assumes no obligation to, and does not currently intend to, update these forward-looking statements.
About Adobe Systems Incorporated
Adobe is changing the world through digital experiences. For more information, visit www.adobe.com.
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© 2015 Adobe Systems Incorporated. All rights reserved. Adobe, the Adobe logo and Creative Cloud are either registered trademarks or trademarks of Adobe Systems Incorporated in the United States and/or other countries. All other trademarks are the property of their respective owners.

Condensed Consolidated Statements of Income
(In thousands, except per share data; unaudited)

	Three Months Ended		Nine Months Ended
	August 28, 2015	August 29, 2014	August 28, 2015	August 29, 2014
Revenue:
Subscription	$829,065	$547,373	$2,316,470	$1,447,630
Products	275,338	349,151	840,650	1,299,852
Services and support	113,365	108,885	331,987	326,255
Total revenue	1,217,768	1,005,409	3,489,107	3,073,737

Cost of revenue:
Subscription	103,605	86,670	302,826	247,549
Products	24,545	23,172	65,715	75,169
Services and support	62,835	47,882	174,415	138,419
Total cost of revenue	190,985	157,724	542,956	461,137

Gross profit	1,026,783	847,685	2,946,151	2,612,600

Operating expenses:
Research and development	218,660	212,049	642,216	630,666
Sales and marketing	422,031	406,475	1,241,770	1,243,446
General and administrative	122,578	141,676	397,867	409,798
Restructuring and other charges	(751)	201	1,038	498
Amortization of purchased intangibles	18,246	13,108	50,599	40,012
Total operating expenses	780,764	773,509	2,333,490	2,324,420

Operating income	246,019	74,176	612,661	288,180

Non-operating income (expense):
Interest and other income (expense), net	4,433	1,454	11,510	7,162
Interest expense	(16,519)	(13,361)	(47,669)	(47,054)
Investment gains (losses), net	(1,314)	669	339	813
Total non-operating income (expense), net	(13,400)	(11,238)	(35,820)	(39,079)
Income before income taxes	232,619	62,938	576,841	249,101
Provision for income taxes	58,154	18,252	169,995	68,842
Net income	$174,465	$44,686	$406,846	$180,259
Basic net income per share	$0.35	$0.09	$0.82	$0.36
Shares used to compute basic net income per share	498,630	498,468	498,891	497,782
Diluted net income per share	$0.34	$0.09	$0.80	$0.35
Shares used to compute diluted net income per share	505,809	507,811	507,124	508,575

Condensed Consolidated Balance Sheets
(In thousands, except par value; unaudited)

	August 28, 2015	November 28, 2014
ASSETS

Current assets:
Cash and cash equivalents	$829,292	$1,117,400
Short-term investments	2,839,441	2,622,091
Trade receivables, net of allowances for doubtful accounts of $7,255 and $7,867, respectively	593,554	591,800
Deferred income taxes	82,438	95,279
Prepaid expenses and other current assets	181,163	175,758
Total current assets	4,525,888	4,602,328

Property and equipment, net	797,464	785,123
Goodwill	5,402,159	4,721,962
Purchased and other intangibles, net	556,810	469,662
Investment in lease receivable	80,439	80,439
Other assets	145,635	126,315
Total assets	$11,508,395	$10,785,829

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Trade payables	$69,823	$68,377
Accrued expenses	658,342	683,866
Debt and capital lease obligations	—	603,229
Accrued restructuring	1,450	17,120
Income taxes payable	71,487	23,920
Deferred revenue	1,259,712	1,097,923
Total current liabilities	2,060,814	2,494,435

Long-term liabilities:
Debt	1,906,094	911,086
Deferred revenue	46,317	57,401
Accrued restructuring	3,142	5,194
Income taxes payable	250,569	125,746
Deferred income taxes	316,142	342,315
Other liabilities	83,985	73,747
Total liabilities	4,667,063	4,009,924

Stockholders' equity:
Preferred stock, $0.0001 par value; 2,000 shares authorized	—	—
Common stock, $0.0001 par value	61	61
Additional paid-in-capital	4,094,133	3,778,495
Retained earnings	7,049,629	6,924,294
Accumulated other comprehensive income (loss)	(140,831)	(8,094)
Treasury stock, at cost (102,129 and 103,350 shares, respectively), net of reissuances	(4,161,660)	(3,918,851)
Total stockholders' equity	6,841,332	6,775,905
Total liabilities and stockholders' equity	$11,508,395	$10,785,829

Condensed Consolidated Statements of Cash Flows
(In thousands; unaudited)

	Three Months Ended
	August 28, 2015	August 29, 2014
Cash flows from operating activities:
Net income	$174,465	$44,686
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	87,550	80,154
Stock-based compensation expense	85,975	82,986
Unrealized investment losses (gains), net	1,415	(576)
Changes in deferred revenue	77,720	67,934
Changes in other operating assets and liabilities	(66,637)	(6,664)
Net cash provided by operating activities	360,488	268,520

Cash flows from investing activities:
Purchases, sales and maturities of short-term investments, net	(394,944)	(110,346)
Purchases of property and equipment	(48,984)	(54,966)
Purchases and sales of long-term investments, intangibles and other assets, net	(1,138)	(5,082)
Acquisitions, net of cash	(20,025)	—
Net cash used for investing activities	(465,091)	(170,394)

Cash flows from financing activities:
Purchases of treasury stock	(100,000)	(125,000)
Proceeds from reissuance of treasury stock, net	68,641	91,500
Repayment of debt and capital lease obligations	—	(3,372)
Debt issuance costs	(957)	—
Excess tax benefits from stock-based compensation	13,606	27,078
Net cash used for financing activities	(18,710)	(9,794)
Effect of exchange rate changes on cash and cash equivalents	(3,542)	(2,027)
Net (decrease) increase in cash and cash equivalents	(126,855)	86,305
Cash and cash equivalents at beginning of period	956,147	817,020
Cash and cash equivalents at end of period	$829,292	$903,325

Non-GAAP Results
(In thousands, except per share data)
The following tables show Adobe's GAAP results reconciled to non-GAAP results included in this release.

	Three Months Ended
	August 28, 2015	August 29, 2014	May 29, 2015
Operating income:

GAAP operating income	$246,019	$74,176	$193,617
Stock-based and deferred compensation expense	84,371	83,682	85,374
Restructuring and other charges	(751)	201	34
Amortization of purchased intangibles	41,041	31,780	40,080
Loss contingency reversal	(10,000)	—	—
Non-GAAP operating income	$360,680	$189,839	$319,105

Net income:

GAAP net income	$174,465	$44,686	$147,493
Stock-based and deferred compensation expense	84,371	83,682	85,374
Restructuring and other charges	(751)	201	34
Amortization of purchased intangibles	41,041	31,780	40,080
Loss contingency reversal	(10,000)	—	—
Investment (gains) losses	1,314	(669)	(223)
Income tax adjustments	(15,051)	(19,114)	(30,829)
Non-GAAP net income	$275,389	$140,566	$241,929

Diluted net income per share:

GAAP diluted net income per share	$0.34	$0.09	$0.29
Stock-based and deferred compensation expense	0.17	0.16	0.17
Amortization of purchased intangibles	0.08	0.06	0.08
Loss contingency reversal	(0.02)	—	—
Income tax adjustments	(0.03)	(0.03)	(0.06)
Non-GAAP diluted net income per share	$0.54	$0.28	$0.48

Shares used in computing diluted net income per share	505,809	507,811	505,582

Non-GAAP Results (continued)

Three Months Ended
August 28, 2015
Effective income tax rate:

GAAP effective income tax rate	25.0%
Stock-based and deferred compensation expense	(1.7)
Amortization of purchased intangibles	(0.8)
Income tax adjustments	(1.5)
Non-GAAP effective income tax rate	21.0%

Use of Non-GAAP Financial Information

Adobe continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Adobe uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. Adobe's management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Adobe presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Adobe's operating results. Adobe believes these non-GAAP financial measures are useful because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making. This allows institutional investors, the analyst community and others to better understand and evaluate our operating results and future prospects in the same manner as management.

Adobe's management believes it is useful for itself and investors to review, as applicable, both GAAP information that may include items such as stock-based and deferred compensation expenses, restructuring and other charges, amortization of purchased intangibles and certain activity in connection with technology license arrangements, investment gains and losses, loss contingencies and the related tax impact of all of these items, income tax adjustments, the income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes, and the non-GAAP measures that exclude such information in order to assess the performance of Adobe's business and for planning and forecasting in subsequent periods. Whenever Adobe uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.
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